UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 6, 2007, Prudential Financial, Inc. (the “Company”) announced its decision to exit the equity research, sales and trading operations of the Prudential Equity Group (“PEG”), including those of the Company’s subsidiary, Prudential Equity Group LLC. This decision affects PEG’s offices and trading operations in the United States, including New York City, Washington, D.C., San Francisco, Kansas City, Chicago, Philadelphia, Cleveland, Atlanta and Boston, and outside the United States in London, Zurich, Paris and Tokyo. For the year ended December 31, 2006, these operations had revenues of approximately $260 million and income from continuing operations before income taxes of approximately $34 million. At December 31, 2006, these operations had total assets of approximately $137 million. The Company anticipates that these operations will be substantially wound down during the quarter ending June 30, 2007. General notification of this decision to affected employees occurred on June 6, 2007.

The Company currently estimates that it will ultimately incur aggregate costs of approximately $110 million ($72 million after-tax) in connection with this decision, including approximately $75 million in employee severance, retention and other employee related costs, $18 million in lease related costs and $17 million of other costs. The Company currently estimates that the majority of these costs will be reflected in the Company’s consolidated financial statements for the quarter ending June 30, 2007.

As a result of this decision, the PEG operations, which have been historically included in the Company’s Financial Advisory segment, will be excluded from the Financial Advisory segment and included, together with the above-mentioned costs of exiting these operations, in either Corporate and Other operations as a divested business or in Discontinued Operations depending on when the PEG operations cease to do business, with prior period results being adjusted to reflect such reclassification. Divested businesses reflected in Corporate and Other operations consist of businesses that have been or will be sold or exited that do not qualify for “discontinued operations” accounting treatment under generally accepted accounting principles (“GAAP”). The results of Discontinued Operations are included in net income determined in accordance with GAAP but are excluded from income from continuing operations determined in accordance with GAAP. Results of both divested businesses and Discontinued Operations are excluded from adjusted operating income, which differs from net income and income from continuing operations determined in accordance with GAAP but is the financial measure that the Company uses to analyze the operations of each segment in managing its Financial Services Businesses.

Item 7.01 Regulation FD Disclosure.

The Company is furnishing herewith, as Exhibit 99.1, a copy of its news release, dated June 6, 2007, concerning the matters described under Item 2.05 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	News release of Prudential Financial, Inc., dated June 6, 2007, concerning the decision to exit the equity research, sales and trading operations of the Prudential Equity Group (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2007

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	News release of Prudential Financial, Inc., dated June 6, 2007, concerning the decision to exit the equity research, sales and trading operations of the Prudential Equity Group (furnished and not filed).